UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2007 (March 22, 2007)

WYETH

(Exact name of registrant as specified in its charter)

Delaware	1-1225	13-2526821
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Giralda Farms, Madison, N.J.	07940
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 973-660-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth below under Item 8.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Events

On March 22, 2007, Wyeth entered into an Underwriting Agreement with Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein, for the issuance and sale by us of $2,500.0 million aggregate principal amount of notes, consisting of $500.0 million of 5.450% notes due April 1, 2017 (the “2017 Notes”) and $2,000.0 million of 5.950% notes due April 1, 2037 (the “2037 Notes,” and together with the 2017 Notes, the “Notes”). We registered the Notes under the Securities Act of 1933 pursuant to a shelf registration statement on Form S-3ASR (File No. 333-141486) (the “Registration Statement”). The Underwriting Agreement is filed as an exhibit to this Current Report on Form 8-K and shall be incorporated by reference into the Registration Statement.

The Notes were issued on March 27, 2007 pursuant to the Seventh Supplemental Indenture, dated as of March 27, 2007 (the “Seventh Supplemental Indenture”), which supplemented an indenture dated as of April 10, 1992, as amended on October 13, 1992 (together with the Seventh Supplemental Indenture, the “Indenture”), between us and The Bank of New York, as successor trustee (the “Trustee”). Interest on the Notes is payable semi-annually on April 1 and October 1 of each year, beginning on October 1, 2007. The Notes are our unsecured and unsubordinated obligations.

The Indenture contains, among other things, (i) covenants that impose limitations on liens, sale and lease-back transactions and consolidation, merger and sale of substantially all of our assets, and (ii) provisions relating to events of default that would permit the Trustee or the holders of at least 25% in principal amount of all affected debt securities issued under the Indenture then outstanding (treated as one class) to declare the principal of and accrued but unpaid interest, if any, on the Notes to be due and payable.

We may redeem some or all of the Notes (the “Redeemed Notes”) at any time at a redemption price equal to the greater of (i) 100% of the principal amount of the Redeemed Notes or (ii) the sum, as determined by the “Quotation Agent” (as defined in the Seventh Supplemental Indenture), of the present values of the principal amount of the Redeemed Notes and the remaining scheduled payments of interest on the Redeemed Notes from the redemption date to the maturity date of the Redeemed Notes, exclusive of interest accrued to the redemption date, discounted from the scheduled payment dates to the redemption date on a semiannual basis (assuming a 360-day year of 30-day months) at the “Treasury Rate” (as defined in the Seventh Supplemental Indenture) plus 20 basis points in the case of the 2017 Notes and 25 basis points in the case of the 2037 Notes, plus accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

The foregoing is qualified in its entirety by reference to the Seventh Supplemental Indenture, a copy of which is filed as Exhibit 4.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

(1.1)	Underwriting Agreement, dated March 22, 2007, among Wyeth and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the underwriters referred to therein.

(4.1)	Seventh Supplemental Indenture, dated as of March 27, 2007, between Wyeth and The Bank of New York, as successor trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2007

WYETH

By:	/s/ Kenneth J. Martin

Name:	Kenneth J. Martin
Title:	Chief Financial Officer and Vice Chairman

Exhibit Index

Exhibit Number	Description

(1.1)	Underwriting Agreement, dated March 22, 2007, among Wyeth and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the underwriters referred to therein.

(4.1)	Seventh Supplemental Indenture, dated as of March 27, 2007, between Wyeth and The Bank of New York, as successor trustee.